UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2012

BURGER KING WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35511	45-5011014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Blue Lagoon Drive

Miami, Florida

(Address of Principal Executive Offices)

33126

(Zip Code)

(305) 378-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2012 (the “Closing Date”), Burger King Corporation (“BKC”) and Burger King Holdings, Inc. (“BKH”), each an indirect wholly-owned subsidiary of the registrant, Burger King Worldwide, Inc. (the “Company”), entered into a Credit Agreement (the “New Credit Agreement”) dated as of September 28, 2012, with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, Barclays Bank PLC (“Barclays”) and Bank of America, N.A. (“BofA”), as syndication agents, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, HSBC Bank USA, N.A., Goldman Sachs Bank USA, Credit Suisse AG, Cayman Islands Branch and Regions Bank, as documentation agents, and the lenders party thereto from time to time. The New Credit Agreement provides for (i) tranche A term loans in the aggregate principal amount of $1,030.0 million (the “Tranche A Term Loans”), (ii) tranche B term loans in the aggregate amount of $705.0 million (the “Tranche B Term Loans”), in each case under the new senior secured term loan facility (the “New Term Loan Facility”), and (iii) a new senior secured revolving credit facility for up to $130.0 million of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit (the “New Revolving Credit Facility” and, together with the New Term Loan Facility, the “New Credit Facilities”).

On the Closing Date, the full amount of the Tranche A Term Loans and Tranche B Term Loans was drawn and no revolving loans were drawn. The proceeds of the Tranche A Term Loans and the Tranche B Term Loans were used to repay the term loans outstanding under the Amended and Restated Credit Agreement, dated as of February 15, 2011, among BKH, BKC, JPMorgan, as administrative agent, Barclays Capital, as syndication agent, and the lenders party thereto from time to time (the “2011 Amended Credit Agreement”). In addition, approximately $11.5 million of letters of credit were issued in order to backstop, replace or roll-over existing letters of credit under the 2011 Amended Credit Agreement. Based on current three-month LIBOR rates, the Company expects to achieve annual cash interest savings of approximately $25 million.

The Tranche A Term Loans have a five-year maturity, and the Tranche B Term Loans have a seven-year maturity. The New Revolving Credit Facility matures on October 19, 2015, which was the maturity date of the revolving credit facility under the 2011 Amended Credit Agreement. The principal amount of the Tranche A Term Loans amortizes in quarterly installments of (i) $6,437,500 from December 31, 2012 through September 30, 2013, (ii) $12,875,000 from December 31, 2013 through September 30, 2014, (iii) $19,312,500 from December 31, 2014 through September 30, 2015, (iv) $25,750,000 from December 31, 2015 through September 30, 2016, and (v) $32,187,500 from December 31, 2016 through June 30, 2017, with the balance payable at maturity. The principal amount of the Tranche B Term Loans amortizes in quarterly installments equal to 0.25% of the original principal amount of the Tranche B Term Loans, with the balance payable at maturity.

Subject to certain exceptions, the New Credit Facilities are subject to mandatory prepayments in amounts equal to (1) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation); (2) 100% of the net cash proceeds from issuances or incurrences of debt by BKH, BKC or any of its Restricted Subsidiaries (other than indebtedness permitted by the New Credit Facilities); and (3) 50% (with stepdowns to 25% and 0% based upon achievement of specified total leverage ratios) of annual excess cash flow of BKC and its Restricted Subsidiaries.

At BKC’s election, the interest rate per annum applicable to the loans is based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the highest of (a) the prime rate of JPMorgan, (b) the federal funds effective rate plus 0.50% and (c) the Eurocurrency rate applicable for an interest period of one month plus 1.00% (“Alternate Base Rate Loans”), plus an applicable margin equal to 1.25% for any Tranche A Term Loan, 1.75% for any Tranche B Term Loan and 2.25% for loans under the Revolving Credit Facility, or (ii) a Eurocurrency rate determined by reference to LIBOR, adjusted for statutory reserve requirements (“Eurocurrency Loans”), plus an applicable margin equal to 2.25% for any Tranche A Term Loan, 2.75% for any Tranche B Term Loan and 3.25% for loans under the New Revolving Credit Facility; provided that the foregoing margins applicable to the Tranche A Term Loans are subject to reduction after financial statements have been delivered for the first full fiscal quarter after the Closing Date based upon achievement of specified leverage ratios. Borrowings of Tranche B Term Loans will be subject to a floor of 1.00% in the case of Eurocurrency Loans and 2.00% in the case of Alternate Base Rate Loans.

The New Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of BKC and its Restricted Subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions; sell assets (with exceptions for, among other things, sales of company-owned restaurants to existing or prospective franchisees and sales of real estate, subject to achievement of specified total leverage ratios in the case of real estate sales); pay dividends and make other payments in respect of capital stock; make investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into certain speculative hedging arrangements; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change its line of business.

In addition, under the New Credit Facilities, BKC will be required to maintain a specified minimum interest coverage ratio and not exceed a specified maximum total leverage ratio.

The New Credit Facilities contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of a covenant; cross-default to material indebtedness; bankruptcy events; certain ERISA events; material unsatisfied judgments; actual or asserted invalidity of any guarantee, security document or subordination provisions; non-perfection of security interest; changes in the passive holding company status of BKH; and a change of control. BKC’s ability to borrow under the New Credit Facilities will be dependent on, among other things, its compliance with the above-described financial ratios. Failure to comply with these ratios or the other provisions of the New Credit Facilities (subject to certain grace periods) could, absent a waiver or an amendment from the lenders under such agreement, restrict the availability of the New Revolving Credit Facility and permit the acceleration of all outstanding borrowings under the New Credit Facilities.

In connection with the New Credit Facilities, the Company entered into a Guarantee Agreement (the “Guarantee Agreement”), dated as of September 28, 2012 in favor of JPMorgan, as administrative agent, pursuant to which the Company guaranteed amounts borrowed under the New Credit Facilities. BKH, BKC and certain of BKC’s subsidiaries (the “Subsidiary Guarantors”) entered into a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), dated as of September 28, 2012 in favor of JPMorgan as administrative agent. Pursuant to the Guarantee and Collateral Agreement, BKH and the Subsidiary Guarantors guaranteed amounts borrowed under the New Credit Facilities. Additionally, amounts borrowed under the New Credit Facilities and any swap agreements and cash management arrangements provided by any lender party to the New Credit Facilities or any of its affiliates are secured on a first priority basis by a perfected security interest in substantially all of BKH’s, BKC’s and each Subsidiary Guarantor’s tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property, owned real property over $10 million in value and all of the capital stock of BKC and each of its direct and indirect Restricted Subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the capital stock of first tier foreign subsidiaries).

The description above does not purport to be complete and is qualified in its entirety by the New Credit Agreement, the Guarantee Agreement and the Guarantee and Collateral Agreement, copies of which will be filed by the Company as exhibits to the Company’s quarterly report on Form 10-Q for the period ended September 30, 2012.

The Company and its affiliates, including BKC, have previously entered into commercial financial arrangements with the counterparties to the New Credit Agreement and the Guarantee and Collateral Agreement, including (i) JPMorgan served as administrative agent and lender under the 2011 Amended Credit Agreement and (ii) each of Barclays, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, and Regions Bank served as lenders under the 2011 Amended Credit Agreement.

Forward-Looking Statements

This report contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations and beliefs regarding our ability to achieve annual cash interest savings of approximately $25 million. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, including the following: risks related to our substantial indebtedness.

Item 1.02 Termination of a Material Definitive Agreement

On September 28, 2012, in connection with the execution of the New Credit Agreement, BKC terminated the 2011 Amended Credit Agreement and the Guarantee and Collateral Agreement, dated as of October 19, 2010, among Blue Acquisition Sub, Inc., BKH, BKC and the guarantors identified therein, in favor of JPMorgan, as administrative agent (the “2010 Guarantee and Collateral Agreement”). The material terms and conditions of the 2011 Amended Credit Agreement and the 2010 Guarantee and Collateral Agreement are described in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012. We did not incur any material termination fees or prepayment penalties in connection with the prepayment and termination of the 2011 Amended Credit Agreement.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING WORLDWIDE, INC.

By:	/s/ Jill M. Granat
Jill M. Granat
SVP and General Counsel

Date: October 3, 2012